Exhibit 10.5

CHOBANI GLOBAL HOLDINGS, LLC

INCENTIVE PLAN

Amended and Restated as of March 9, 2016

Second Amendment and Restatement as of March 14, 2018

Third Amendment and Restatement as of June 27, 2018

Section 1.     Purpose and Definitions.

(a)     The purpose of this Chobani Global Holdings, LLC Incentive Plan (“Plan”) is to promote the interests of Chobani Global Holdings, LLC and its Subsidiaries (the “Company”). This Plan is designed to enhance the Company’s ability to attract and retain employees and other service providers and to encourage them to perform their jobs and provide their services to positively affect the long-term growth, profitability and financial success of the Company by providing them with the opportunity to share in the Company’s future growth in value.

(b)     Except as herein defined, capitalized terms used herein but not otherwise defined shall have the meaning assigned to such terms in the LLC Agreement. The term:

“Administrator” means FHU US Holdings, LLC, the manager (as defined in §18-101(10) of the Delaware Limited Liability Company Act) of the Company (the “Manager”), or such other committee, individual or individuals appointed or delegated authority pursuant to Section 2 to administer this Plan.

“Award” means, individually or collectively, a grant of Profits Interests or Participation Units pursuant to the terms of this Plan and of the applicable Grant Agreement.

“Class B Unit” means a Class B Common Unit issued under the LLC Agreement.

“Company” means Chobani Global Holdings, LLC, a Delaware limited liability company, and its Subsidiaries.

“Distribution” means each distribution made by the Company to a Unitholder pursuant to the LLC Agreement or by the Company with respect to an Award under this Plan.

“Effective Date” means the effective date of this Plan, June 27, 2018.

“Eligible Person” means any employee, manager, officer, director, consultant or other service provider of the Company. For purposes of this Plan, CGH Management Holdings, LLC is considered an Eligible Person.

“Equity Securities” means an instrument determined by the Administrator to be an “Equity Security”, which is intended to mean capital stock, partnership or limited liability company interests or other equity securities (including profits interests).

“Grant Agreement” means the written or electronic agreement evidencing an Award and the terms and conditions of such Award.

“LLC Agreement” means the Limited Liability Company Agreement of Chobani Global Holdings, LLC, dated as of March 19, 2014, as amended from time to time.

“Participant” means an Eligible Person granted an Award under this Plan.

“Participation Threshold” means, with respect to each Award, an amount determined, and adjusted from time to time, by the Administrator. A Participant will not be entitled to receive any Distributions in respect of an Award that includes a Participation Threshold until the Administrator determines in its sole discretion that an amount of value equal to the Participation Threshold has been distributed after the Award’s date of grant in accordance with the terms of the Participant’s Grant Agreement and otherwise satisfies any requirements under this Plan, the Participant’s Grant Agreement and the LLC Agreement. Unless otherwise determined by the Administrator, the Participation Threshold applicable to Awards granted under this Plan will be applied consistently with the Participation Thresholds applicable to the Class B Units issued under the LLC Agreement, taking into consideration any classes, groups and series thereof. Notwithstanding anything to the contrary in this Plan, for purposes of Profits Interests, the term “Participation Threshold” shall not be administered in a manner inconsistent with the terms of the LLC Agreement and the actions of the Manager pursuant thereto. In the event that the Administrator determines that stated Participation Threshold could cause the Class B Units to fail to qualify as profits interests under Rev. Procs. 93-27 and 2001-43 as of the date of their issuance, then the Administrator shall consider in good faith modification or amendment to the Participation Threshold to cause the Class B Units to so qualify.

“Participation Unit” means the right to receive an amount equal in value to one Class B Unit, after deduction of the Participation Threshold and after taking into consideration any classes, groups and series of Class B Units, any adjustments made in accordance with Section 7 of this Plan, any determinations of the Administrator provided or allowed under this Plan, and as set forth in the applicable Grant Agreement. Any amounts that become due with respect to a Participation Unit shall be settled in the form determined by the Administrator.

“Performance Goals” means one or more business criteria based on the performance of any individual, business unit, group, or entity (including, but not limited to the Company), or any other performance criteria selected by the Administrator.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Plan” means this Chobani Global Holdings, LLC Incentive Plan, as it may from time to time be amended in accordance with Section 9 of this Plan.

“Profits Interests” means the grant of a Class B Unit that is intended to constitute a “profits interest” for federal income tax purposes.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of limited liability company interests, partnership interests or other similar ownership interests (as the case may be) thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof and without limitation, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity profits or losses or shall be, or shall control, the general partner, manager, managing member, managing director (or a board comprised of any of the foregoing) of such limited liability company, partnership, association or other business entity.

“Unitholder” means a Person holding a limited liability company interest in the Company.

Section 2.     Administration. The Administrator shall have exclusive authority to operate, manage and administer this Plan in accordance with its terms and conditions and those of the LLC Agreement. The Administrator may make such rules and regulations and establish such procedures for the administration of this Plan as it deems appropriate. Without limiting the generality of the foregoing, the Administrator shall have the exclusive right and discretionary authority to: (a) determine the Participants to whom Awards are granted; (b) determine the type of Award to be granted to a particular Participant; (c) determine the number of Class B Units or Participation Units to be granted pursuant to each Award to a particular Participant; (d) determine the manner in which the value of an Award is to be calculated; (e) determine the form and content of Grant Agreements; (f) determine the extent to which Awards have been forfeited in accordance with the terms of this Plan and under the applicable Grant Agreements; (g) determine the extent to which Performance Goals and/or other terms and conditions applicable to any Awards have been attained or satisfied; (h) accelerate the vesting of, or waive any attainment or satisfaction of, any such Performance Goals, terms or conditions relating to any Award; (i) interpret this Plan and the Grant Agreements, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; (j) determine any other rights and obligations in respect of Class B Units or Participation Units subject to any Award; and (k) take any other actions and make any other determinations or decisions that the Administrator deems necessary or appropriate in connection with this Plan or a Grant Agreement, or the administration or interpretation of this Plan or Grant Agreements.

Unless otherwise expressly provided hereunder, the Administrator, with respect to any Award, may exercise its discretion hereunder at any time, including at the time of the date of grant of an Award or thereafter. The Administrator’s decisions and determinations need not be uniform and may be made selectively among Participants, whether or not they are similarly situated, including varying the rights and obligations of the Class B Units or Participation Units subject to any Award. In the event of any dispute or disagreement as to the interpretation of any provision of this Plan or a Grant Agreement, or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Plan or a Grant Agreement, the decision of the Administrator shall be final and binding upon all Persons. The Administrator shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under this Plan. The Administrator may delegate all or any of its responsibilities and powers under this Plan (and revoke any such delegation) to any committee appointed by the Administrator or any other Person or Persons selected by it, except to the extent prohibited by applicable law, rule or regulation. References herein to the Administrator shall be to any such committee or other delegatee, to the extent of such delegation.

Section 3.     Eligibility and Grant of Awards. The Administrator shall, as reflected by the terms of the Grant Agreements and in its sole discretion, authorize the grant of Awards to Eligible Persons. Each Grant Agreement shall contain such other terms, provisions and conditions not inconsistent with this Plan or the LLC Agreement as shall be determined by the Administrator. The terms and conditions of Awards need not be uniform among Participants. The Participant under a given Grant Agreement shall take whatever additional actions and execute whatever additional documents the Administrator may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the provisions of this Plan, the Participant’s Grant Agreement and/or the LLC Agreement.

Section 4.     Number and Terms of Class B Units Subject to Awards.

(a)

The maximum number of Class B Units with respect to which Awards may be granted under this Plan, subject to adjustment in accordance with the provisions of Section 7, shall be 34,108,695 Class B Units.

(b)

To the extent any Class B Units subject to any Award fail to vest or are cancelled, terminated, expired, exchanged or forfeited, such Class B Units shall again be available under this Plan, except as otherwise provided in this Plan, a Participant’s Grant Agreement or any other agreement to which the Company is a party.

(c)

Awards may be based on vesting requirements as determined by the Administrator in its sole and absolute discretion. Vesting of Awards may be based on the passage of time and/or upon the extent of attainment of Performance Goals and/or satisfaction of other terms and conditions (such as continued employment or service with the Company) determined by the Administrator when the Award is granted and set forth in the Grant Agreement.

(d)

Unless otherwise provided hereunder or in the applicable Grant Agreement, or by the Administrator, to the extent any Award has not vested or does not vest hereunder or under the applicable Grant Agreement prior to or concurrently with the termination of a Participant’s employment or other services with the Company such Award shall, without any further action, be forfeited upon such termination.

(e)	Distributions in respect of the Class B Units subject to Awards shall be handled in accordance with the terms of the Participant’s Grant Agreement and the LLC Agreement.

Section 5.     Restrictions on Transfer. Participation Units or Class B Units covered by an Award, as applicable, may not be transferred except pursuant to a Participant’s last will and testament or the laws of descent and distribution in the absence of a prior written consent of the Manager.

Section 6.     No Guarantee of Tax Treatment. The Class B Units subject to Awards granted under this Plan are intended to be treated as a “profits interest” for federal income tax purposes pursuant to Revenue Procedures 93-27 and 2001-43 when granted. Notwithstanding any provisions of this Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that any Award intended to be a profits interest shall be so treated for tax purposes, and none of the Administrator, the Company or any Affiliate shall have any responsibility or liability to any Person with respect to the tax consequences if they are not so treated. In general, none of the Administrator, the Company or any Affiliate make any representations as to tax consequences of any compensation or benefits provided hereunder. A Participant is solely responsible for any and all income, excise or other taxes imposed on Participant with respect to any and all compensation or other benefits provided to Participant pursuant to an Award under this Plan. None of the Administrator, the Company or any Affiliate have any duty or obligation to, and do not undertake to, provide tax advice or to minimize the tax consequences of an Award to the holder of such Award. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.

Section 7.     Adjustments to Awards. In the event that the Administrator shall determine that any Distribution (whether in the form of cash, Class B Units, other Equity Securities, or other property), recapitalization, Class B Unit split, reverse Class B Unit split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Class B Units or other securities of the Company, issuance of warrants or other rights to purchase Class B Units or other securities of the Company, or other similar corporate transaction or event affects the Class B Units such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of (a) the securities of the Company subject to this Plan, (b) the number and type of Class B Units or other securities of the Company subject to this Plan and which thereafter may be made the subject of Awards under this Plan, (c) the number and type of Class B Units or other securities of the Company subject to outstanding Awards and (d) the grant or purchase price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that any fractional interests resulting from the adjustment may, in the Administrator’s sole discretion, be eliminated. In the event of a Sale of the Company (as defined in the LLC Agreement) under clause (iv) of such definition, the Manager shall have the right, but not the obligation, to assume the Company’s obligations under the Plan by any means it shall determine, including by purchasing outstanding Class B Units and/or making appropriate adjustments to the Class B Units, in order to satisfy its assumed obligations.

Section 8.     Rights as a Unitholder. A Participant shall not have any rights as a Unitholder with respect to any Class B Units covered by any Award until such Participant shall have (a) become the holder of record of such Class B Units, (b) executed a joinder agreement to the LLC Agreement as provided for by the Company and (c) executed any such other documents as the Administrator or the Company shall deem reasonably necessary.

Section 9.     Amendment and Termination. The Administrator may, at any time, modify, amend, suspend or terminate this Plan or any outstanding Award without the prior consent of any Participant; provided, however, that no modification, amendment, suspension or termination may materially adversely affect the terms of any Award previously granted without the prior written consent of the affected Participant unless otherwise permitted by this Plan or the LLC Agreement.

Section 10.     No Rights to Continued Employment or Service or to Award. Nothing in this Plan or in any Award granted pursuant to this Plan or any Grant Agreement shall confer on any Person any right to employment or continued service with the Company or any Affiliate, or interfere in any way with the right of the Company or any of its Affiliates to terminate or change the terms of any Person’s employment or service at any time. No Person shall have any right to receive any Award under this Plan. If an Eligible Person has received the grant of an Award, such grant shall not give the Eligible Person any right to receive any additional Award in the future.

Section 11.     409A Compliance. It is the intention of Company that this Plan shall be exempt from, or otherwise comply with, the provisions of Section 409A of the Internal Revenue Code (“Section 409A”), as in effect as of this Plan’s Effective Date or as subsequently modified. In the event that Section 409A would impose a detriment on the Participants, taken as a whole, with respect to Awards, then the Administrator shall consider in good faith modifications or amendments to this Plan intended to eliminate or ameliorate such detriment; provided that, in no event shall the Administrator be required to modify or amend this Plan in any manner. Neither the Company nor any of its Affiliates shall have any liability to a Participant, or to any other Person, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Administrator, the Company or any of its Affiliates and, in the event that any amount or benefit under this Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Administrator, Company or any of its Affiliates.

Section 12.     Indemnification and Reimbursement of Payments on Behalf of Participant. The Company shall be entitled to deduct or withhold from any cash amounts owing from the Company or any of its Affiliates to a Participant any taxes imposed with respect to a Participant’s compensation or other payments from the Company or any of its Affiliates, or a Participant’s ownership interest in the Company, including wages, bonuses and/or cash distributions. To the extent that such amounts are insufficient to permit the Company or any of its Affiliates to satisfy its withholding obligations solely with respect to such taxes arising from a Participant’s compensation or other payments from the Company or its Affiliates, a Participant shall indemnify the Company and its Affiliates for any amounts paid with respect to any such taxes, together with any interest, penalties and related expenses thereto.

Section 13.     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Plan shall be in writing and shall be deemed to have been given or made (a) when delivered personally to the recipient, (b) upon confirmed transmission, when delivered by facsimile or by means of electronic mail to the recipient, provided that if delivered by facsimile or electronic mail after 5:00 p.m. New York, New York time, delivery will be deemed to have occurred on the next business day, or (c) when delivered by overnight courier, when delivery is made according to the records of such courier. Such notices, demands, and other communications shall be sent to the Company at the following address and to Participant at the address for Participant set forth from time to time in the books and records of the Company or its Affiliates, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice pursuant to this Section 13 to the sending party.

Chobani Global Holdings, LLC

200 Lafayette St., FL #6

New York, New York 10012

Attention: Chief Legal Officer and General Counsel

E-mail:

Section 14.     Binding on Successors. This Plan shall be binding upon the Company, all Participants, any other Person having an interest herein, and their respective assigns and successors in interest.

Section 15.     Severability. The provisions of this Plan and any Grant Agreement shall be deemed severable. The invalidity or unenforceability of any provision of this Plan or a Grant Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Plan or Grant Agreement, as applicable, in such jurisdiction or the validity, legality or enforceability of any provision of this Plan or any such Grant Agreement, as applicable, in any other jurisdiction, it being intended that all rights and obligations of all Persons having an interest in this Plan or any Grant Agreement shall be enforceable to the fullest extent permitted by applicable law.

Section 16.     Third Party Beneficiaries. Except as expressly provided in this Plan or a Grant Agreement, no term or provision of this Plan or any such Grant Agreement is intended to be, or shall be, for the benefit of any Person not a Participant or a party to a Grant Agreement, and no such other Person shall have any right or cause of action thereunder.

Section 17.     Unfunded Plan. This Plan is unfunded. Neither the Company nor any of its Affiliates shall have any obligation to segregate any assets in connection with or as a result of this Plan.

Section 18.     Governing Law and Construction. This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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